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                                 Exhibit 10(d)
                        Nonqualified Profit Sharing Plan
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                               A. SCHULMAN, INC.
                        NONQUALIFIED PROFIT SHARING PLAN


                                   ARTICLE I
                           ESTABLISHMENT AND PURPOSE

      1.1 ESTABLISHMENT OF PLAN. A. Schulman, Inc., a Delaware corporation (the "Company"), hereby establishes a nonqualified profit sharing plan to be known as the "A. Schulman, Inc. Nonqualified Profit Sharing Plan" (the "Plan") as set forth in this document. The Plan permits the unfunded accrual of benefits to Plan participants.

      1.2 PURPOSE OF PLAN. The purpose of the Plan is to promote the long term growth and profitability of the Company by providing key employees of the Company and its subsidiaries with the benefits which they would have received under the Company's Profit Sharing Plan but for the reduction of the compensation limit under Code Section 401(a)(17), effective for plan years beginning after December 31, 1993.


                                   ARTICLE II
                                  DEFINITIONS

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

      "Committee" means the Compensation Committee of the Board.

      "Company" means A. Schulman, Inc. or any successor thereto.

      "Fiscal Year" means the Company's fiscal year beginning September 1 and ending on the following August 31.

      "Participant" means an employee of the Company or any Subsidiary who is designated by the Committee to participate in the Plan.

      "Profit Sharing Plan" means the A. Schulman Employees' Profit Sharing Trust, restated as of September 1, 1989.

      "Subsidiary" means a corporation of which the Company owns, directly or indirectly, at least a majority of the shares having voting power in the election of directors.
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                                  ARTICLE III
                         PARTICIPANTS AND PLAN ACCRUALS

      3.1 DESIGNATION OF PARTICIPANTS. The Committee shall meet at least once in each Fiscal Year and irrevocably specify, before the end of such fiscal year, the name of each employee of the Company or a Subsidiary who is entitled to participate in the Plan for such Fiscal Year.

      3.2 DETERMINATION OF ACCRUALS. The amount to be accrued under the Plan for a Participant for a fiscal year shall be equal to the excess of (i) the product of (x) the Participant's compensation for such fiscal year (excluding bonuses) multiplied by (y) the percentage determined by the Board or the Committee for purposes of calculating the Company's contribution to the Profit Sharing Plan for such Fiscal Year, OVER (ii) the Company contribution allocated to such Participant under the Profit Sharing Plan for such Fiscal Year.

      3.3 EMPLOYMENT RIGHTS. Nothing in this Plan shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.


                                   ARTICLE IV
                VESTING, EARNINGS, FORFEITURES AND DISTRIBUTIONS

      4.1 PARTICIPANT ACCOUNTS. The Committee shall cause a memorandum account to be kept in the name of each Participant.

      4.2 VESTING OF ACCOUNTS. A Participant's account balance shall become vested and non-forfeitable in accordance with the following schedule:

              Years of Employment                        Percent Vested
              -------------------                        --------------
               Less than 3                                      0%
               3 but less than 4                               20%
               4 but less than 5                               40%
               5 but less than 6                               60%
               6 but less than 7                               80%
               7 or more                                      100%

"Years of Employment" shall be determined in accordance with applicable provisions of the Profit Sharing Plan. Notwithstanding the above, a Participant's account balance shall become 100% vested upon the Participant's death while an employee of the Company or disability (as determined under the profit sharing plan).
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      4.3  EARNINGS.  At the end of each Fiscal Year, a Participant's account shall be credited with an estimated amount (the "Earnings") equal to the product of (i) the average yield received by such Participant's funds in the Profit Sharing Plan for the preceding Fiscal Year, multiplied by (ii) the Participant's account balance under this Agreement at the beginning of the Fiscal Year. Upon final determination of the average yields earned by the Profit Sharing Plan for a fiscal year, the Earnings credited to a Participant's account in respect of such Fiscal Year shall be adjusted appropriately.

      4.4 DISTRIBUTIONS. Payment of a Participant's vested account balance shall be made at the time and in the manner that such Participant (or his or her designated beneficiary) is entitled to payment under the Profit Sharing Plan.

      4.5 BENEFICIARIES. Each Participant shall have the right to designate one or more beneficiaries in accordance with the procedures set forth in the Profit Sharing Plan.

      4.6 STATUS OF PARTICIPANTS AS UNSECURED CREDITORS. Until a Participant's account balance becomes vested, the interest of a Participant (and his or her beneficiaries) is contingent and subject to forfeiture. To the extent that a Participant's account balance becomes vested, such Participant shall have the rights of an unsecured general creditor of the Company. The Company shall not be required to set aside any assets to meet its payment obligations hereunder, and Participants shall not have any property interest in any specific assets which are in fact set aside. Nothing in this Plan shall be deemed to create a trust of any kind or create a fiduciary relationship.


                                   ARTICLE V
                                 ADMINISTRATION

      5.1 RECORDS. The records to be maintained for the Plan shall be maintained by the Company at its expense and subject to the supervision and control of the Committee. All expenses of administration of the Plan shall be paid by the Company and shall not be charged against Participants' accounts.

      5.2 ALIENATION. To the extent permitted by law, the right of any Participant or beneficiary in any benefit or payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary, nor shall any such benefit or payment be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

      5.3 COMPANY LIABILITY. No member of the Board or the Committee and no officer or employee of the Company shall be liable to any
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person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct. The Company shall not be liable to any person for any such action unless attributable to fraud or the willful misconduct of a director, officer or employee of the Company.


                                   ARTICLE VI
                          EFFECTIVE DATE AND AMENDMENT

      6.1  EFFECTIVE DATE.  The Plan shall be effective as of September 1,
1994.

      6.2 AMENDMENT AND TERMINATION. The Plan may be amended or terminated by the Board at any time. Notice of any such action shall be given to each Participant and each beneficiary of a deceased Participant.


                                        A. Schulman, Inc.

                                        By: /s/ Robert A. Stefanko
                                            ----------------------------
                                            Robert A. Stefanko,
                                            Chairman of the Board

                                        And By: /s/ James H. Berick
                                            ----------------------------
                                            James H. Berick, Secretary